Exhibit 99.1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Fortress America Acquisition Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:  February 14, 2006


                                                /s/ Charles Thomas McMillen
                                                --------------------------------
                                                Charles Thomas McMillen



                                                Washington Capital Advisors, LLC


                                                /s/ Charles Thomas McMillen
                                                --------------------------------
                                                By: Charles Thomas McMillen
                                                Its: Chief Executive Officer